UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

WaterBridge Infrastructure LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-42850 (Commission File Number)	33-4546086 (IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200
Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 230‑8864

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	WBI	New York Stock Exchange NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2025, WBI Operating LLC (the “Borrower”) entered into a revolving credit agreement (the “Credit Agreement”) by and among Truist Bank, as administrative agent (the “Administrative Agent”), collateral agent and issuing bank, the lenders party thereto (collectively, the “Lenders”); Truist Securities, Inc., Wells Fargo Bank, N.A., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and Bank OZK, as co-syndication agents; and Truist Securities, Inc., Wells Fargo Bank, N.A., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and Bank OZK, as co-syndication agents, joint lead arrangers and joint book runners.

The Credit Agreement provides for a $500.0 million secured revolving credit facility. Borrowings under the Credit Agreement will bear interest at the secured overnight financing rate for the selected interest period, plus an applicable margin that ranges from 2.00% - 3.00% (based on the then current consolidated net leverage ratio). The Credit Agreement also includes a base rate option with an applicable margin ranging from 1.00% - 2.00% (based on then current net leverage ratio).

The Credit Agreement’s effectiveness (including the commitments of the Lenders thereunder) is subject to customary conditions including the issuance of the Senior Notes (as defined below).

In addition, the Credit Agreement requires the Borrower to pay commitment fees on the unused commitments under the Credit Agreement ranging, depending on the Borrower’s net total leverage ratio, from 0.375% to 0.500% per annum and customary agency fees.

The Credit Agreement contains certain affirmative and negative covenants customary for credit facilities of this type. The Credit Agreement contains certain financial covenants that require the Borrower to maintain as of the last day of each Test Period (as defined in the Credit Agreement), (a) a consolidated interest coverage ratio of no less than 2.50:1.00; (b) a consolidated net leverage ratio of not more than 5.00:1.00 (subject to a two full quarter step-up period of 5.25:1.00 upon the consummation of a material acquisition); and (c) a consolidated net senior secured leverage ratio of not more than 3.50:1.00. The Credit Agreement also contains customary events of defaults. The occurrence and continuation of an event of default would permit the Lenders to terminate their commitments to advance loans under the Credit Agreement, to require immediate repayment of any outstanding loans, including interest accrued, and all other obligations and amounts owed under the Credit Agreement and to require the outstanding letters of credit to be cash collateralized pursuant to and in accordance with the terms of the Credit Agreement.

Proceeds from borrowings under the Credit Agreement are available to be used for working capital and general corporate purposes. The maturity date of the Credit Agreement is the earliest to occur of (i) September 26, 2030, (ii) the date that is ninety-one (91) days prior to the earliest stated maturity of any loans under either Term Credit Agreement (as defined in the Credit Agreement), if, on such date, the outstanding principal amount of the loans exceeds $50.0 million, and (iii) the date that is ninety-one (91) days prior to the stated maturity of the Permitted 2025 Notes (as defined in the Credit Agreement), if, on such date, the outstanding principal amount of the Permitted 2025 Notes exceeds $50.0 million. On the applicable maturity date, the outstanding amount of loans and all other obligations under the Credit Agreement, if any, must be repaid in full.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 29, 2025, WaterBridge Infrastructure LLC (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that WBI Operating LLC, a subsidiary of the Company, intends to commence a private offering of $1,400,000,000 aggregate principal amount of senior notes in two series (the "Senior Notes").

The information included in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Act”), or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits.

EXHIBIT	DESCRIPTION
10.1

Revolving Credit Agreement, dated as of September 26, 2025, among WBI Operating LLC, Truist Bank, as the administrative agent, the collateral agent, the issuing bank and a lender, and the other lenders from time to time party thereto.

99.1	Press Release dated September 29, 2025 announcing the private offering of $1.4 billion of senior notes by WBI Operating LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S‑K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERBRIDGE INFRASTRUCTURE LLC
	By:	/s/ Scott L. McNeely
Name: Scott L. McNeely
Title: Executive Vice President, Chief Financial Officer
Dated: September 29, 2025